UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

Einstein Noah Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

001-33515

(Commission

File Number)

Delaware	13-3690261
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
555 Zang Street, Suite 300, Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 568-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Annual Meeting of Stockholders of the Company was held on April 29, 2013, in connection with which we filed a Proxy Statement with the SEC on March 26, 2013.

(b)	The following matters were voted upon at the meeting and approved by the stockholders:

(1)	Each of the nominees, as described in the Proxy Statement referenced above, was re-elected as a director to hold office until the next Annual Meeting of Stockholders or until his successor is elected and qualified.

Nominee name	Votes For	Votes Withheld	Broker Non Votes
Michael W. Arthur	14,932,462	193,197	1,396,620
E. Nelson Heumann	14,908,453	217,206	1,396,620
Frank C. Meyer	14,933,662	191,997	1,396,620
Edna K. Morris	14,896,050	229,609	1,396,620
Thomas J. Mueller	14,875,597	250,062	1,396,620
Jeffrey J. O’Neill	13,252,319	1,873,340	1,396,620
S. Garrett Stonehouse, Jr.	14,870,730	254,929	1,396,620

(2)	Proposal to ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as independent auditors for the Company for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstentions	Broker Non Votes
16,350,440	32,754	139,085	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Date: April 30, 2013	/s/ Emanuel P.N. Hilario
Emanuel P.N. Hilario
Chief Financial Officer